UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2004

Wilsons The Leather Experts Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 391-4000

Item 5. Other Events

     On June 24, 2004, Wilsons The Leather Experts Inc. (the “Company”) issued the press release that is attached hereto as Exhibit 99.1 and incorporated herein by reference announcing that the Company’s shareholders approved the sale in a private placement of 17,948,718 newly issued shares of its Common Stock and warrants to purchase an additional two million shares of Common Stock.

Item 7. Financial Statements and Exhibits

C.	Exhibits

99.1	Press Release dated June 24, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: June 25, 2004	By	/s/ Peter G. Michielutti
Peter G. Michielutti
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
99.1	Press Release dated June 24, 2004.	Electronic Transmission